EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Synthetic Biologics, Inc.

Rockville, Maryland

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2013, relating to the 2012 consolidated financial statements of Synthetic Biologics, Inc. appearing in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2012.

BDO USA, LLP
/s/ BDO USA, LLP
Troy, Michigan

November 15, 2013